Exhibit 10.11

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

17 C.F.R. Section 200.80(b)(4) and Rule 406 of the

Securities Act of 1933, as amended.

Execution Copy

ALARM.COM DEALER PROGRAM AGREEMENT

This Dealer Program Agreement (“Agreement”) is entered into by and between ALARM.COM INCORPORATED (“Alarm.com”), a Delaware corporation with its principal place of business at 1861 International Drive, McLean, Virginia 22102, and MONITRONICS FUNDING LP (“Monitronics”), a Delaware limited partnership with its principal place of business at 2350 Valley View, Suite 100, Dallas, Texas 75234-5736, (“Monitronics” which definition shall include its permitted assignees), effective as of the date on which Alarm.com signs the Agreement (“Effective Date”).

INTRODUCTION

Alarm.com has entered into agreements with independently owned and operated security services dealers who market, sell, install and service residential and/or commercial security, monitoring, automation and structured wiring products (each an “ADC Dealer”). Pursuant to these agreements (each an “ADC Dealer Agreement”), Alarm.com has authorized the ADC Dealers to market and sell Alarm.com Services (as defined below) to the ADC Dealers’ existing or prospective end-user customers (each, a “Customer”) for use with products that enable the Alarm.com Services (such products being referred to as “Alarm.com-Ready Products”). The assignment by an ADC Dealer of any rights or obligations under an ADC Dealer Agreement requires the advance written consent of Alarm.com.

Monitronics operates a program for independently owned and operated security services dealers (“Monitronics Dealer Program”), by acquiring such accounts after they are created by a dealer. Monitronics desires to acquire the customer accounts of certain Customers who make use of Alarm.com Services from certain ADC Dealers, and Alarm.com desires to grant its consent to such acquisition of customer accounts, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties acknowledge and agree as follows:

1.	DEFINITIONS

In addition to the definitions contained herein throughout this Agreement, the following terms shall be defined as follows:

“Acquired Customer” means a Customer whose ADC Account is Assigned by the ADC Dealer to Monitronics and whose Subscription Agreement is acquired by Monitronics.

“ADC Account” means an account with a Customer that has executed a Subscription Agreement to purchase one or more Alarm.com Services.

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“Affiliate” means any Person that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, one of the parties hereto.

“Alarm.com Services” means the services that Alarm.com uses commercially reasonable efforts to provide to Subscribers, during the Term, pursuant to the terms and conditions of a Subscription Agreement. Depending on then-current service offerings and the subscription purchased, and subject to availability, such Alarm.com Services may include one or more of the following service offerings: (a) the enabling of wireless transmission of data from a security system at a Subscriber’s premise(s) to the Alarm.com Network Operations Center (“NOC”), (b) hosting of such data in the NOC, (c) remote access to such data via a User Interface, (d) remote control of the security system and any associated home automation services via a User Interface, (e) personalized event-driven phone and e-mail notifications managed by Subscribers via a User Interface, and (f) forwarding of alarm notifications to a central station. Notwithstanding anything to the contrary in this Agreement, Alarm.com shall have the right to add, delete, change, or terminate service offerings at any time.

“Alarm.com Terms” has the meaning set forth in Section 3.4.

“Assignment” has the meaning set forth in Section 2.1(d).

“Bad Contract” has the meaning set forth in Section 2.3.

“Bad Contract Transfer Date” has the meaning set forth in Section 2.3.

“Claim” has the meaning set forth in Section 6.1.

“Customer” has the meaning set forth in the recitals.

“Customer Acquisition Website” has the meaning set forth in Section 2.1(c).

“Customer Transfer Date” has the meaning set forth in Section 2.1(b).

“Monitronics Purchase Agreement” means, with respect to an ADC Dealer, the Alarm Monitoring Purchase Agreement between such ADC Dealer and Monitronics, the form of which is attached hereto as Exhibit A.

“Original Dealer Agreement” means the ADC Dealer Agreement governing the account for an Acquired Customer immediately prior to Assignment.

“Originating Dealers” has the meaning set forth in Section 2.3.

“Person” means any natural or legal person or association of natural or legal persons, whether or not having a separate legal identity, including any individual, corporation, limited liability company, or partnership.

“Subscriber” means a Customer with one or more properly-installed Alarm.com-Ready Products who has entered into the Subscription Agreement.

“Subscription Agreement” means the agreement between the ADC Dealer and a Customer (or, with respect to an Acquired Customer, between Monitronics and the Customer) that incorporates Alarm.com’s standard end user terms and pursuant to which Alarm.com uses commercially reasonable efforts to provide services to such Customer.

“Term” has the meaning set forth in Section 5.1.

“Transfer Notice” has the meaning set forth in Section 2.1(a).

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2.	CONSENT TO ASSIGNMENT AND ASSUMPTION

2.1 Customer Acquisition Procedures.

(a) Monitronics has developed an account transfer system for the Dealer Program that allows an ADC Dealer to transfer ADC Accounts to Monitronics. As part of the account transfer process, Monitronics will issue a notice or system call to Alarm.com’s account management system that informs Alarm.com of the transfer of one or more ADC Accounts and instructs Alarm.com to transfer the billing for such ADC Accounts from the ADC Dealer to Monitronics (each such notice or system call being referred to herein as a “Transfer Notice”).

(b) Each Transfer Notice shall be deemed to be (i) an offer by the ADC Dealer to assign to Monitronics all of the ADC Dealer’s right, title, benefit, privileges and interest in and to the Alarm.com Services related to the listed ADC Account to Monitronics on the condition that Monitronics assumes (A) all the ADC Dealer’s duties and obligations to Alarm.com for such listed ADC Account to be performed from and after the Customer Transfer Date, and (B) all of the liabilities resulting from any breach of the duties and obligations undertaken by Monitronics pursuant to Section 2.1(b)(i)(A) above for such listed ADC Account that accrue from and after the Customer Transfer Date, and (ii) an acceptance by Monitronics of the ADC Dealer’s offer. Alarm.com automatically consents to transfers by pre-approved ADC Dealers. The transfer and assignment for an ADC Account shall become effective immediately upon Alarm.com’s receipt of the Transfer Notice (“Customer Transfer Date”).

(c) As an alternative to the account transfer system described in Section 2.1(a)-(b) above, Alarm.com shall maintain a web-based application (“Customer Acquisition Website”) that will allow (i) an ADC Dealer to manually list the ADC Accounts that it offers to assign and transfer to Monitronics, and (ii) Monitronics to manually accept or reject the offer to assign and transfer the listed ADC Accounts. The proposed transfer and assignment for an ADC Account shall in this case become effective immediately upon Monitronics’ acceptance of the ADC Dealer’s offer and such date shall become the Customer Transfer Date.

(d) Effective as of each Customer Transfer Date, the parties acknowledge and agree that: (i) the ADC Dealer has assigned to Monitronics all of the ADC Dealer’s right, title, benefit, privileges and interest in and to the Acquired Customer under the Original Dealer Agreement, and (ii) Monitronics has assumed (A) all the ADC Dealer’s duties and obligations for such listed ADC Account to be performed from and after the Customer Transfer Date, and (B) all of the liabilities resulting from any breach of the duties and obligations undertaken by Monitronics pursuant to Section 2.1(d) (ii)(A) above for such listed ADC Account that accrue from and after the Customer Transfer Date. Each assignment and assumption set forth in this Section 2.1 is referred to herein collectively as an “Assignment.”

2.2 Third Party Consents. Effective as of each Customer Transfer Date, Monitronics represents and warrants to Alarm.com as follows: (a) that Monitronics has previously entered into the Monitronics Purchase Agreement with each ADC Dealer, (b) that under the terms of the Monitronics Purchase Agreement, the Subscription Agreements of the ADC Dealer are freely assignable by the ADC Dealer to Monitronics, and (c) accordingly, neither the consent of the ADC Dealer nor the Customer is necessary prior to the Assignment of a Subscription Agreement by the ADC Dealer to Monitronics.

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2.3 Repurchase of Bad Contracts by the Originating Dealer. Monitronics represents and warrants to Alarm.com that Monitronics has the right under Monitronics’ own agreements with ADC Dealers to cause ADC Dealers who initially create ADC Accounts (“Originating Dealers”) to accept reconveyance of certain ADC Accounts (each, a “Bad Contract”) in accordance with the Alarm Monitoring Purchase Agreement executed between Monitronics and its dealers. If Monitronics exercises its right to return the Bad Contract to the Originating Dealer within the first twelve (12) months after the ADC Account is created by the Originating Dealer, Alarm.com hereby consents to the assignment and transfer of the Bad Contract back to the Originating Dealer, provided that Monitronics gives notice to Alarm.com of such assignment and transfer in writing or via the Customer Acquisition Website. The date that such notice is received by Alarm.com shall be the effective date for the reconveyance of the Bad Contract by the Originating Dealer (“Bad Contract Transfer Date”). Monitronics shall remain liable for all duties, obligations and liabilities (including fees, rates, and charges) as set forth in sections 2.1(b) and 2.1(d) pertaining to the Bad Contract that accrue prior to the Bad Contract Transfer Date. If any Bad Contract Customer cancels its service agreement with Monitronics, Monitronics shall promptly notify the Originating Dealer and Alarm.com.

2.4 Customer Moves and Transfers. Alarm.com expressly acknowledges and agrees that Monitronics shall be entitled to use dealers authorized by Monitronics to perform service and installation of Monitronics’ customer who have either moved their personal or business residence or desire to transfer their monitoring services to another location, so long as Monitronics confirms that a copy of the Alarm.com Terms has been executed by the customer.

2.5 Monitronics Purchase Agreement. Monitronics agrees that the rights, duties, obligations, and liabilities assigned by the ADC Dealer to Monitronics shall be as set forth in the Monitronics Purchase Agreement attached hereto as Exhibit A, or as such agreement may be modified by Monitronics. In the event Monitronics revises any of the material rights, duties, obligations, and liabilities assigned by the ADC Dealer to Monitronics in the Monitronics Purchase Agreement, Alarm.com shall be provided thirty (30) days written notice of such modifications, and thereafter Alarm.com can elect not to provide the Alarm.com Services to Acquired Customers subject to such revised material rights, duties, obligations and liabilities as set forth in the modified Monitronics Purchase Agreement; provided however, that Alarm.com shall continue to provide Alarm.com Services pursuant to this Agreement to all Acquired Customers then existing whose accounts are subject to the rights, duties, obligations and liabilities as assigned by the ADC Dealer to Monitronics as set forth in the form of the Monitronics Purchase Agreement attached hereto as Exhibit A.

3.	OBLIGATIONS FOLLOWING THE CUSTOMER TRANSFER DATE

3.1 Obligations of the Parties.

(a) The parties acknowledge that Monitronics may acquire ADC Accounts from several different ADC Dealers, each of which has a different ADC Dealer Agreement with Alarm.com. It is the intention of the parties that the relationship between Alarm.com and Monitronics with respect to all of Monitronics’ Acquired Customers be governed by a single set of terms and conditions rather than by the multiple ADC Dealer Agreements. To that end, from and after the Customer Transfer Date, the rights, duties, obligations and liabilities of Monitronics and Alarm.com with respect to an Acquired Customer shall be governed exclusively by this Agreement.

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Nothing in this Agreement shall release or waive any Claim of Alarm.com against the assigning ADC Dealer or its successors (excluding Monitronics or its parent, subsidiaries or affiliates) for any payment, liability, cost, loss or expense that accrued prior to the Customer Transfer Date.

(b) Alarm.com agrees to look solely to the assigning ADC Dealer or its successors (excluding Monitronics or its parent, subsidiaries or affiliates) for any payment, liability, cost, loss or expense that accrued prior to the Customer Transfer Date with respect to any Acquired Customer.

(c) In the event any payment, liability, cost, loss or expense accrues after the Customer Transfer Date with respect to any Acquired Customer, if Monitronics: (i) has a valid Subscription Agreement with an Acquired Customer that includes the Alarm.com Terms, Alarm.com agrees to solely look to either the assigning ADC dealer and/or the Monitronics’ authorized dealer for any sales, installation or service related Claim, and to Monitronics only as such Claim relates to the provision of monitoring services for any Acquired Customer; and (ii) does not have a valid Subscription Agreement with an Acquired Customer that includes the Alarm.com Terms, Alarm.com may look to Monitronics, the Monitronics authorized dealer and/or the assigning ADC Dealer, for any such payment, liability, cost, loss or expense.

(d) The parties acknowledge that nothing in this Agreement shall modify or amend any agreement between Monitronics and any ADC Dealer, including the Monitronics Purchase Agreement, and Monitronics may exercise its rights pursuant to such agreement as it relates to any such Acquired Customer.

3.2 Obligations of Monitronics

(a) For any Acquired Customer, Monitronics shall cooperate with Alarm.com in the performance of quality assurance and testing procedures as reasonably requested by Alarm.com. Each party shall bear its own costs and expenses in connection with such cooperation.

(b) For any Acquired Customer, after the Customer Transfer Date, Monitronics shall be responsible for all billing and collecting amounts due from the Subscriber, as well as servicing and maintaining of the Alarm.com-Ready Products through its authorized dealer program.

(c) In all activities required or permitted by this Agreement, Monitronics shall comply with all applicable federal, state and local laws, rules, regulations and orders, including both statutory and common law.

(d) Monitronics represents and warrants that it has and will maintain throughout the Term all necessary licenses or permits as may be necessary from any local, state, or federal government agency or other public or private authority, to perform any activity required or permitted by this Agreement; except as where the failure to maintain such licenses or permits would not have a material adverse effect on Alarm.com.

3.3 Obligations of Alarm.com

(a) For all Acquired Customers, Alarm.com shall use commercially reasonable efforts to provide Alarm.com Services to such accounts for as long as Monitronics continues to abide by the terms and conditions of this Agreement, including the payment terms.

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(b) Alarm.com shall use commercially reasonable efforts, during the Term, to permit Monitronics to access a website for Alarm.com dealers (“Dealer Website”), subject to availability and in accordance with Alarm.com’s terms of use and this Agreement.

(c) As between the parties to this Agreement, Alarm.com shall, at all times, have sole and exclusive control over the design, development, management, operation, and maintenance of Alarm.com Services.

(d) Alarm.com privacy policies and procedures are viewable, during the Term, at the customer website (currently at www.Alarm.com) and are subject to change in accordance with their terms.

(e) In all activities required or permitted by this Agreement, Alarm.com shall comply with all applicable federal, state and local laws, rules, regulations and orders, including both statutory and common law.

(f) The availability of Alarm.com Services is limited to areas of available wireless telemetry coverage. Alarm.com Services are also subject to transmission limitations caused by atmospheric or topographical conditions or other causes.

(g) Alarm.com represents and warrants that it has and will maintain throughout the Term all necessary licenses or permits as may be necessary from any local, state, or federal government agency or other public or private authority, to perform any activity required or permitted by this Agreement, except as where the failure to maintain such licenses or permits would not have a material adverse effect on Monitronics.

(h) Alarm.com shall notify Monitronics of any material service interruptions via email, to an address (or multiple addresses) as designated by Monitronics from time to time.

3.4 Alarm.com Terms.

(a) From and after the Customer Transfer Date, Monitronics shall ensure that a valid and binding Subscription Agreement exists with the Acquired Customer and that such agreement contains the terms and conditions set forth in Exhibit D hereto (“Alarm.com Terms”) and not terms or conditions inconsistent with the Alarm.com Terms. The Subscription Agreement will include a checkbox above the signature line which states “By signing below, customer acknowledges that customer has read and accepted the Alarm.com terms attached hereto” or words to that effect.

(b) Alarm.com shall have the right to modify the Alarm.com Terms, as follows:

(i)	If reasonably required by applicable law, regulation, court authority or legal precedent, Alarm.com shall have the right to modify the Alarm.com Terms for Acquired Customers and Alarm.com shall be solely responsible for all administrative expenses (including printing and mailing costs) incurred by Monitronics in providing the affected and necessary Acquired Customers with such modified Alarm.com Terms; or,

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(ii)	Upon sixty (60) days advanced written notice to Monitronics, Alarm.com shall also have the right to modify the Alarm.com Terms for use with prospective customers of Monitronics and ADC Dealers in the Monitronics Dealer Program. Upon such modification of the Alarm.com Terms by Alarm.com, Alarm.com shall immediately provide same to Monitronics, and thereafter Monitronics shall ensure that such revised or modified Alarm.com Terms exist with all prospective customers.

(c) Upon the reasonable request of Alarm.com, and at Alarm.com’s expense, Monitronics will cooperate with Alarm.com in enforcing the Alarm.com Terms on behalf of Alarm.com.

3.5 Customer Service and Technical Support.

(a) Alarm.com or one or more of its providers shall provide Technical Support (as defined below) to Monitronics during the term of this Agreement, at no additional cost to Monitronics, for Alarm.com Services that are provided to Customers, between the hours of 9:00 A.M. and 7:00P.M. EST/EDT, Monday through Friday (excluding holidays recognized by Alarm.com), subject to scheduled or unscheduled interruptions because of outages in Alarm.com’s support systems or otherwise. “Technical Support” means Alarm.com’s commercially reasonable efforts, in accordance with Alarm.com’s then-current technical support policies, to provide Monitronics a status resolution recommendation for reported technical problems within four (4) business hours following the initial report.

(b) From and after the Customer Transfer Date, and subject to the provisions of section 3.5(a) above, Monitronics shall provide all customer service and technical support for Alarm.com Services to such Customer, including all customer service and technical support required by such Customer as a Subscriber to Alarm.com Services or in using Alarm.com-Ready Products. Depending on then-current Alarm.com service offerings and procedures, and subject to availability, Monitronics employees designated in writing by Monitronics for access to the Dealer Website will receive secure logins and will be able to create and view accounts for Customers entitled to use Alarm.com Services and access troubleshooting information made available by Alarm.com relating to end-user customer issues, provided that Alarm.com shall have the right to suspend or terminate access to the Dealer Website by Monitronics or a Monitronics employee in the event of a violation by Monitronics or such Monitronics employee of Alarm.com’s terms of use or this Agreement. Monitronics may designate a reasonable number, to be specified by Alarm.com, of Monitronics’ employees who will have such access.

3.6 IP Receivers. If Monitronics assumes responsibility for providing central station monitoring services to an Acquired Customer, then Monitronics will ensure that IP based alarm signal receivers, supported by Alarm.com, are operational and maintained, and will provide Alarm.com notice of any changes to its alarm signal IP Receiver infrastructure which might reasonably be expected to impact Alarm.com’s ability to forward an alarm signal to the central station. As of the Effective Date, Alarm.com supports the Osborne Hoffman 2000 Network IP receivers. Monitronics shall also maintain until February 18, 2009 traditional analog receivers which may be used by Alarm.com as a backup signal communication path for alarm signal forwarding to the central station.

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3.7 Monitronics Dealer Program. The parties desire to make the benefits of the Monitronics Dealer Program available to certain qualifying ADC Dealers, who: (a) have entered into the appropriate contracts with Monitronics, as required by Monitronics to allow such ADC Dealers to participate in the Monitronics Dealer Program; (b) have received consent from Alarm.com and Monitronics to the assignment of Subscription Agreements; and, (c) are in good standing with Alarm.com under the terms of their ADC Dealer Agreements (including with respect to the payment of amounts due under such agreements).

3.8 Non-solicitation. Alarm.com shall not, without first obtaining the express written consent of Monitronics, use any Monitronics Confidential Information to solicit Acquired Customers to terminate or modify their relationship with Monitronics. Monitronics acknowledges that Alarm.com has several independent security dealers who operate in the same territory as Monitronics dealers and with respect thereto, the independent dealers are free to compete with Monitronics dealers and to market the Alarm.com-Ready Products and Alarm.com Services in their communities which may include Acquired Customers. Monitronics further acknowledges that Alarm.com sometimes participates in national marketing alliances with VoIP providers, cable companies, retailers, cellular carriers and others, and that Alarm.com will continue to promote and educate the consumer market about the Alarm.com products and services through such public relations and marketing initiatives, therefore the non-solicitation provision above would not apply to these activities so long as Monitronics Confidential Information is not used in such public relations and marketing initiatives.

4.	FEES, BILLING, PAYMENT, AND TAXES

4.1 Fees. Monitronics shall pay Alarm.com all fees set forth in Exhibit B for Alarm.com Services and any other amounts payable to Alarm.com pursuant to the terms and conditions of this Agreement. With ninety (90) days advance written notice to Monitronics, Alarm.com shall be entitled to modify or change all fees, rates, and charges, as follows: (a) by passing through once per year all increases in third party telecommunication costs and expenses to Monitronics so long as the data justifying or evidencing such increases is provided to Monitronics prior to any such increase; (b) increase all fees, rates and charges once per year by a CPI adjustment for all other costs incurred by Alarm.com; and/or (c) if Alarm.com can justify the need to increase the fees, rate and charges in relation to other costs on a per subscriber basis, Monitronics agrees to such increases once per year as measured on a per subscriber basis up to but not exceeding […***…] per year. If Monitronics objects to any such proposed price increase by Alarm.com, Monitronics shall be entitled to terminate this Agreement by providing written notice to Alarm.com prior to the effective start date of the proposed price increase. For the avoidance of doubt, Monitronics shall pay Alarm.com all fees for Alarm.com Services and any other amounts due Alarm.com without regard to whether Monitronics collects fees for such Alarm.com Services or other amounts from Acquired Customers. As used herein, (i) the term “CPI adjustment” means the Alarm.com fees, rates and charges may be adjusted on an annual basis in an amount equal to the year-to-year increase in the CPI, and (ii) “CPI” means the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items as published by the Bureau of Labor Statistics of the Department of Labor.

4.2 Monthly Service Charges. Monitronics shall pay Alarm.com, in advance, a monthly service charge set forth in Exhibit B for each Acquired Customer using or having access to Alarm.com Services, beginning on the Customer Transfer Date. If the Customer Transfer Date is not the first day of a calendar month, the monthly service charge for the first partial month in which Alarm.com Services are provided will be pro-rated and billed, and shall be paid, in the first billing

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cycle. The final month in which Alarm.com Services are provided shall be paid in full, in advance by Monitronics, and no refunds will be issued should the account be terminated mid-month. Service plan changes that result in a higher monthly service charge will be billed, and shall be paid, in arrears during the next billing cycle. Service plan changes that result in a lower monthly service charge will become effective in the subsequent month and will not be pro-rated during the month in which the change is made.

4.3 Invoicing. At or after the end of each calendar month, Alarm.com will send a printed summary invoice to Monitronics reflecting Monitronics ADC Accounts for Alarm.com Services as of the last day of such month, along with a statement of the fees and other amounts due Alarm.com. Alarm.com will also make available a digital file, in a format that is convenient for both Monitronics and Alarm.com (Excel, tab-delimited text, etc.) which will contain Monitronics customer details such as the ADC Account, the service plan name, the service plan cost, applicable activation fees and prorated charges for new accounts and other data that the parties may agree upon being useful from time to time. Alarm.com hereby acknowledges and agrees that at no time shall Monitronics be responsible for the payment of activation fees which have either already been charged, or which should have already been charged, to the Acquired Customer, the ADC Dealer or any other responsible third party. Monitronics will be responsible for all re-activation fees, per the prices set forth in Exhibit B, for any customer account which is deactivated and then reactivated at a later date.

4.4 Payment. Monitronics shall remit payment to Alarm.com for the total amount, including all monthly fees, set forth in an invoice, in full, within thirty (30) days after the date of the invoice. Payment shall be deemed overdue if any amount remains unpaid thereafter. Any amount payable by Monitronics hereunder which remains unpaid after the due date shall be subject to a late charge equal to one and one-half percent (1.5%) per month or the highest legally-allowable rate, whichever is lower, from the due date until Alarm.com receives full payment. In the event of any good faith dispute with regard to a portion of an invoice, the undisputed portion shall be paid as provided herein. Upon resolution of the disputed portion, any amounts owed to Alarm.com shall be paid with interest at the rate set forth above accruing from the date such amounts were originally due.

4.5 Taxes. As between Alarm.com and Monitronics, Monitronics shall be solely responsible for collection and payment of all sales, use, and other taxes or fees associated with the Assignment of Acquired Customers and the use by the Acquired Customers of Alarm.com Services or any Alarm.com-Ready Product.

5.	TERM AND TERMINATION

5.1 Term. The term of this Agreement begins on the Effective Date and ends on the date of expiration or termination of the Agreement, whichever occurs first. Subject to termination in accordance with this Section, this Agreement shall remain in effect for an initial term of one (1) year (“Initial Term”) and for subsequent renewal terms of one (1) year (each a “Renewal Term”), unless either party provides written notice of non-renewal at least thirty (30) days before a Renewal Term would otherwise begin. If a party gives timely written notice of non-renewal, the Agreement shall expire at the end of the then-current Initial Term or Renewal Term. The Initial Term and any Renewal Term(s) are referred to collectively herein as the “Term”.

5.2 Termination by Monitronics. Monitronics shall have the right to terminate this Agreement (a) without cause upon thirty (30) days written notice to Alarm.com; (b) effective

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immediately on written notice to Alarm.com if any of the following occurs or is reasonably determined by Monitronics to be substantially at risk of occurring or of being found to have occurred: (i) Alarm.com’s performance of any other activity required or permitted by this Agreement violates any applicable law or a legal right of any Person, including any intellectual property right, (ii) Alarm.com does not have any permission, permit, or license necessary to perform any activity required or permitted by this Agreement, including any permission, permit, or license from any local, state, or federal government agency or other public or private authority, or any such permission, permit, or license is suspended, withdrawn, or revoked, or (iii) any Alarm.com Services or Alarm.com’s provision of such Alarm.com Services violates any applicable law or a legal right of any Person, including any intellectual property right; (c) effective immediately on written notice to Alarm.com if Alarm.com commits any breach of Section 3.3(e), Section 3.3(g), Section 8.2, or Section 8.6, (d) effective immediately on written notice to Alarm.com if Alarm.com terminates its existence, discontinues business, has a receiver appointed for any of its property, makes any assignment for the benefit of creditors, or has any proceedings under any bankruptcy, reorganization, or similar laws commenced by or against it.

5.3 Termination by Alarm.com. Alarm.com shall have the right to terminate this Agreement (a) effective immediately on written notice to Monitronics if any of the following occurs or is reasonably determined by Alarm.com to be substantially at risk of occurring or of being found to have occurred: (i) Monitronics’ performance of any other activity required or permitted by this Agreement violates any applicable law or a legal right of any Person, including any intellectual property right, (ii) Monitronics does not have any permission, permit, or license necessary to perform any activity required or permitted by this Agreement, including any permission, permit, or license from any local, state, or federal government agency or other public or private authority, or any such permission, permit, or license is suspended, withdrawn, or revoked, or (iii) any Alarm.com Services or Alarm.com’s provision of such Alarm.com Services violates any applicable law or a legal right of any Person, including any intellectual property right, (b) effective immediately on written notice to Monitronics if Monitronics commits any breach of Section 3.2(c), Section 3.2(d), Section 8.1, Section 8.3, Section 8.4, Section 8.5, or Section 8.6, (c) effective immediately on written notice to Monitronics if Monitronics terminates its existence, discontinues business, has a receiver appointed for any of its property, makes any assignment for the benefit of creditors, or has any proceedings under any bankruptcy, reorganization, or similar laws commenced by or against it, (d) effective immediately on written notice to Monitronics if Monitronics commits any failure to provide payment as required by Section 4 and fails to cure the breach within ten (10) days following written notice of the breach, or (e) effective immediately on written notice to Monitronics if Monitronics commits any breach of this Agreement other than a failure to provide payment as described in Section 4 and fails to cure the breach within thirty (30) days following written notice of the breach.

5.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve Monitronics’ obligation to pay all fees and other amounts that are owed by Monitronics as of the date of expiration or termination, nor shall such expiration or termination prevent Alarm.com from pursuing other remedies available to it at law or in equity, including injunctive relief. In particular, and without limiting the foregoing, the following provisions shall survive expiration or termination: Sections 4.4, 4.5, 5.6, 6.1, 6.2, 6.3, and 7.1 through 9.7.

5.5 Resumption of Service. If Alarm.com Services to Monitronics or any Acquired Customer are suspended or terminated for any reason, and if Monitronics thereafter desires to have Alarm.com Services resumed and Alarm.com elects to resume Alarm.com Services, Monitronics shall pay in advance to Alarm.com the regular account activation fee. The terms of this section shall survive during any period of Transition Services, as provided in section 5.6.

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5.6 Transition Services.

(a) Upon expiration of this Agreement or termination of this Agreement for any reason (other than termination by Alarm.com pursuant to Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), or 5.3(e) of this Agreement), Alarm.com shall continue to provide the Alarm.com Services to all Activated Acquired Customers (“Transition Services”) for a transition period of […***…] following the date of expiration or termination of this Agreement; provided, that (i) Monitronics continues to pay the fees, rates and charges applicable to such Alarm.com Services during the transition period, and (ii) Monitronics continues to abide by the other terms and conditions of this Agreement.

(b) The provisions of this Section shall renew automatically for subsequent transition terms of […***…] each, unless Alarm.com provides written notice of termination of the Transition Services of at least thirty (30) days before a renewal would otherwise begin. Monitronics may terminate the Transition Services at any time (for some or all of the Activated Acquired Customers) by providing at least thirty (30) days written notice to Alarm.com.

(c) As used in this Section, the term “Activated Acquired Customer” means an Acquired Customer who was assigned to Monitronics before the date of expiration or termination of this Agreement. For the avoidance of doubt, (i) Alarm.com’s consent to the Assignment of new Customers to Monitronics as set forth in Section 2.1 shall not be extended during the transition period and Monitronics shall have no right to acquire new Customer accounts which require Alarm.com Services following the expiration or termination of this Agreement.

6.	INDEMNITY AND INSURANCE

6.1 Indemnity by Monitronics. Monitronics shall indemnify, defend, and hold harmless Alarm.com, its Affiliates, its providers, and all employees, officers, directors, agents, and representatives of Alarm.com, its Affiliates, and its providers from and against any and all liability, damage, cost, loss, and expense, including reasonable counsel fees, arising from any third party claim, suit, action, proceeding, or demand (each a “Claim”) by an Acquired Customer or any other Person based on or relating to any breach of this Agreement attributable to Monitronics, Monitronics Security LP, or their respective employees, or to dealers authorized by Monitronics to perform service and installation pursuant to Section 2.4.

6.2 Indemnity by Alarm.com. Alarm.com shall indemnify, defend and hold harmless Monitronics, its Affiliates, its providers and all employees, officers, directors, agents, and representatives of Monitronics, its Affiliates, and its providers from and against any and all liability, damage, cost, loss, and expense, including reasonable counsel fees, arising from any Claim by an Acquired Customer or any other Person based on or relating to any breach of this Agreement attributable to Alarm.com or its employees.

6.3 Insurance. Monitronics and Alarm.com shall keep in full force and effect a policy of public liability, personal injury, property damage, and contractual liability insurance with respect to the business operated by Monitronics and Alarm.com, which insurance shall cover each occurrence in an amount not less than [...***...] and shall cover property damage in an amount not less than [...***...]. Such policy or policies shall be procured from a reputable insurance carrier. Upon request, a party shall furnish the other party with a certificate evidencing such insurance.

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7.	WARRANTY, DISCLAIMERS, EXCLUSIONS AND LIMITATIONS OF LIABILITY

7.1 DISCLAIMERS. ALL ALARM.COM-READY PRODUCTS AND ALARM.COM SERVICES THAT ARE OR MAY BE PROVIDED BY ALARM.COM ARE PROVIDED “AS IS,” WITH ALL FAULTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALARM.COM DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED. THE IMPLIED WARRANTIES DISCLAIMED HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY LAW, INCLUDE ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SYSTEMS INTEGRATION, QUIET ENJOYMENT, OR NON- INFRINGEMENT. WITHOUT LIMITATION OF THE FOREGOING, ALARM.COM MAKES NO EXPRESS OR IMPLIED WARRANTY TO MONITRONICS, ANY ACQUIRED CUSTOMER OR ANY OTHER PERSON THAT ANY ALARM.COM SERVICES OR ALARM.COM-READY PRODUCT WILL AVERT OR PREVENT OCCURRENCES, OR THE CONSEQUENCES THEREFROM, WHICH OCCURRENCES ANY SUCH ALARM.COM SERVICES OR ALARM.COM-READY PRODUCT MAY BE DESIGNED TO DETECT OR AID IN DETECTING.

7.2 Limitation of Liability. The maximum cumulative liability of each party relating to this Agreement or any transaction contemplated by this Agreement, and each party’s maximum remedy for any and all causes relating to it, whether based on contract, tort, or otherwise, shall be limited to direct damages not to exceed […***…] in the aggregate.

7.3 Consequential Damages. In no event shall either party or any of its Affiliates or providers be liable for indirect, special, incidental, consequential, exemplary, or punitive damages of any kind, regardless of the form of action whether in contract, tort, or otherwise, even if such party has been advised of the possibility of such damages and even if a limited remedy fails of its essential purpose or is deemed unconscionable. The exclusion of damages in this Section 7.3 is independent of any agreed remedy.

8.	INTELLECTUAL PROPERTY AND CONFIDENTIALITY

8.1 License from Alarm.com. Alarm.com hereby grants Monitronics a limited, non-exclusive, royalty-free license during the Term to use Alarm.com trademarks and service marks (collectively “Marks”) specified in writing by Alarm.com solely for the purpose of marketing and selling Alarm.com Services to Acquired Customers in accordance with this Agreement. All right, title, and interest in and to all Alarm.com Marks is and shall remain solely owned by Alarm.com. Monitronics shall use the Alarm.com marks exactly in the form provided and in conformance with any trademark usage policies of Alarm.com, as provided from time to time. Monitronics shall not take any action inconsistent with Alarm.com’s ownership of the Marks.

8.2 License from Monitronics. Monitronics hereby grants Alarm.com a limited, non-exclusive, royalty-free license during the Term to use Monitronics’ trademarks and service marks solely for the purposes of marketing and promoting Alarm.com Services and the Customer Website and delivering Alarm.com Services. All right, title, and interest in and to all Monitronics’ trademarks and service marks is and shall remain solely owned by Monitronics. Alarm.com shall use

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Monitronics’ trademarks and service marks exactly in the form provided and in conformance with any trademark usage policies of Monitronics, as provided from time to time. Alarm.com shall not take any action inconsistent with Monitronics’ ownership of Monitronics’ trademarks and service marks.

8.3 Embedded Software. Monitronics acknowledges and agrees that Alarm.com Ready Products, whether from GE Security or other manufacturers, do or may contain proprietary software of Alarm.com (“Embedded Software”), which is embedded under a license from Alarm.com, and that all right, title, and interest, including all intellectual property rights, in and to the Embedded Software, the Dealer Website, the customer website, any other user interface, any Alarm.com documentation, and all other Alarm.com materials (cumulatively, all the foregoing, “Alarm.com Materials”), and in or to Alarm.com Services, is and shall remain solely owned by Alarm.com, and no such right, title, or interest therein shall pass to Monitronics, any Customer, or any other Person. Monitronics shall not use the Alarm.com Materials or Alarm.com Services in any manner or for any purpose other than in accordance with this Agreement.

8.4 Restrictions on Use. Monitronics shall not cause, perform, or permit the copying, decompilation, disassembly, or other reverse engineering of any Alarm.com Materials or Alarm.com Services or the transferring (except for Embedded Software, as embedded in an Alarm.com Ready Product, to an end-user customer to whom such Product is sold) of all or any part of any of the foregoing to any other Person. Monitronics shall not use any Alarm.com Materials or Alarm.com Services or its access to any of the foregoing to design, build, or reverse engineer, market or sell any similar or substitute product or service.

8.5 Export Control. Monitronics shall not remove, deliver, or otherwise provide any Alarm.com Materials or Alarm.com Services to any location outside the Territory (herein defined as the United States, Puerto Rico and Canada) and Monitronics shall fully comply with all relevant export laws and regulations of the United States to ensure that neither the Alarm.com Ready Materials or Alarm.com Services, nor any direct product thereof, is exported, directly or indirectly, in violation of United States law or regulation.

8.6 Confidentiality. Monitronics and Alarm.com shall hold all Confidential Information (as defined below) in confidence. Without limiting the foregoing, Monitronics and Alarm.com shall safeguard all Confidential Information at least to the extent it safeguards its own confidential information and in any event with the utmost care. Monitronics and Alarm.com shall not use or permit the use of any Confidential Information for any purpose other than the performance of Monitronics’ and Alarm.com’s obligations under this Agreement. Monitronics and Alarm.com shall not disclose or permit the disclosure of any Confidential Information to any Person other than a Monitronics or Alarm.com employee who has a need to know the information for Monitronics and Alarm.com’s performance of its obligations under this Agreement. Notwithstanding the foregoing, Monitronics and Alarm.com may disclose Confidential Information if and to the extent required by law, but only if it has given written notice of the impending disclosure to Alarm.com as far in advance of the disclosure as possible or, if advance disclosure is not possible, at the time of disclosure. “Confidential Information” means any information or materials disclosed by either Monitronics or Alarm.com to the other or otherwise learned by Monitronics or Alarm.com from the other, including any information or materials relating to the others’ customers, plans, pricing, strategy, or technology, that are marked confidential, except if and to the extent such information or materials (a) are or become part of the public domain through no act or omission of Monitronics or

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Alarm.com, (b) were in Monitronics’ or Alarm.com’s lawful possession before being disclosed to or otherwise learned by it from the other and had not been obtained either directly or indirectly from the other, (c) are lawfully disclosed to Monitronics or Alarm.com by a third party without restriction on disclosure, (d) are independently developed by Monitronics or Alarm.com, or (e) compelled by subpoena or request from a governmental or administrative agency, but then only to the extent necessary to comply with such subpoena or request provided that the non-disclosing party has provided written notice to the other party of the existence of the subpoena or request. Notwithstanding the foregoing, each party has the right to disclose the terms and conditions of this Agreement to its attorneys, accountants, tax advisors, bankers, bona fide prospective acquirers and investors, and otherwise as required by law, and each party shall, within seven (7) days of the Effective Date, cooperate in the development and issuance of a joint press release announcing that Monitronics and Alarm.com have entered into this Agreement, describing the general nature of the business relationship, and containing positive and supportive quotations from each party’s respective corporate officer.

9.	GENERAL TERMS

9.1 Governing Law and Other Terms. The laws of the State of Delaware, excluding its conflict-of-law rules, shall govern this Agreement and all controversies or claims arising out of or relating to this Agreement or the breach thereof. Subject to the arbitration provision in Section 9.3, Alarm.com and Monitronics agree to submit to the non-exclusive jurisdiction of, and agree that venue is proper in, the state courts in Wilmington, Delaware or the United States District Court of Delaware in any legal proceeding arising out of or relating to this Agreement.

9.2 Assignment. Neither party shall have the right to assign its rights and delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that each Party shall have the right to assign its rights and delegate its obligations under this Agreement, without such consent, to: (a) any Person that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, the assigning party; or (b) in the case of a merger, acquisition, or sale of all or substantially all of the assets of the assigning party. This Agreement shall be binding on and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. Any attempted assignment or delegation in violation of this Section shall be void.

9.3 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, subject to the provisions of this Agreement, including this Section 9.3, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The costs of arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties. Each party shall bear its own costs and attorneys’ fees for preparing and presenting its case. The parties agree that this Section 9.3 and the Arbitrator’s authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. (“USAA”), the provisions of this Agreement, and the ABA-AAA code of Ethics for Arbitrators in Commercial Disputes. The Arbitrator’s decision shall follow the plain meaning of the relevant documents. In addition, notwithstanding the foregoing, either party shall have the right to seek injunctive relief in any court of competent jurisdiction with respect to any breach by the other party of its obligations under this Agreement, including any breach affecting intellectual property or proprietary rights.

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9.4 Entire Agreement. This Agreement, together with the Exhibits attached hereto, contains the entire agreement and understanding between the parties concerning its subject matter. This Agreement supersedes all prior proposals, representations, agreements, and understandings, written or oral, concerning its subject matter and the terms in any Monitronics purchase order or other Monitronics ordering document. No amendment to this Agreement shall be effective unless it is in writing and signed by the parties. No other act, document, usage, or custom shall be deemed to vary or amend this Agreement. Neither party shall be deemed to have waived a provision of this Agreement except in a signed writing. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement. Alarm.com and Monitronics intend that all disclaimers of warranties, limitations of liability, and exclusions of damages in the Alarm.com terms as well as those set forth in the alarm monitoring agreements held by Monitronics shall be upheld and applied to the maximum extent permitted by law.

9.5 Construction. All language used herein shall be deemed to be the language jointly chosen by the parties, and no rule of strict construction shall be applied against a party based on its role in drafting any portion of this Agreement. Captions are for convenience only and do not affect the meaning of any provision. Each reference in this Agreement to a Section or a Schedule refers to a Section or a Schedule of this Agreement. The words “include” and “including” mean, respectively, “include but are not limited to” and “including but not limited to.”

9.6 Notice. All notices under this Agreement by one party (as “Sending Party”) to the other party (as “Receiving Party”) shall be in writing and shall be deemed to have been given when mailed by overnight delivery to the Receiving Party at the address given in this Agreement for the Receiving Party and for the attention of the individual signing this Agreement on behalf of the Receiving Party, or at such other address or for the attention of such other individual as the Receiving Party may have identified by written notice to the Sending Party in accordance with this Section 9.6, except that any notice of nonrenewal by Monitronics pursuant to Section 5.1 shall be deemed to have been given when received.

9.7 Force Majeure. Neither party hereto, nor any of its Affiliates or providers, shall have any liability for any nonperformance or deficiency of performance resulting from the negligence or willful act of such party, any Subscribers, or any other Person, any act of God, fire, war, terrorism, riots, government authorities, default of supplier, or any other cause that is beyond the control of such party, its Affiliates or providers.

9.8 Monitronics Security LP. Alarm.com acknowledges and agrees that Monitronics’ affiliated entity, Monitronics Security LP, is authorized by Monitronics to perform any and all of Monitronics’ obligations under this Agreement on behalf of Monitronics, including (without limitation) with respect to Acquired Customers, Subscribers and ADC Dealers.

[End of text, signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Dealer Program Agreement to be executed by their duly authorized representatives.

ALARM.COM INCORPORATED		MONITRONICS FUNDING LP, BY: MONITRONICS INTERNATIONAL, INC., ITS ATTORNEY-IN-FACT

By:	/s/ Stephen S. Trundle	By:	/s/ J. Mitchell Clarke

Name:	Stephen S. Trundle	Name:	J. Mitchell Clarke

Title:	President and CEO, Alarm.com	Title:	V.P. Marketing & Market Development

Date:	10/22/2007	Date:	October 18, 2007

Address:	1861 International Drive McLean, VA 22102	Address:	2350 Valley View Lane, Ste. 100 Dallas Texas 75234

Fax Number:	703-940-8990	Fax Number:

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Exhibit A

Monitronics Purchase Agreement

[See attached]

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ALARM MONITORING PURCHASE AGREEMENT

THIS ALARM MONITORING PURCHASE AGREEMENT (the “Agreement”) is made and entered into effective the             day of                     , 20    , by and between «comp_name» (“Seller”) and Monitronics Funding LP (“Purchaser”), a Delaware limited partnership. Certain capitalized terms used herein are defined in, and shall have the respective meanings set forth in Article VIII hereof.

R E C I T A L S:

[…***…]

A G R E E M E N T S:

[…***…]

II. PURCHASE PRICE AND ASSUMED OBLIGATIONS;

NONSOLICITATION; RELATED MATTERS

[…***…]

III. REPRESENTATIONS AND WARRANTIES OF SELLER

[…***…]

IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

[…***…]

V. CLOSING

[…***…]

VI. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

OF SELLER; INDEMNIFICATION

[…***…]

VII. MISCELLANEOUS PROVISIONS

[…***…]

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VIII. DEFINED TERMS

[…***…]

IX. TERM OF AGREEMENT

[…***…]

X. AUTHORIZED DEALER PROGRAM

[…***…]

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INDEX OF SCHEDULES AND EXHIBITS

TO ASSET PURCHASE AGREEMENT

Schedule “A”	Form of Schedule A, List of Contracts

Schedule “B”	Form of Schedule B, Various Terms and Conditions of Agreement

Exhibit “A”	Form of Alarm Monitoring Agreement

Exhibit “B”	Form of Bill of Sale

Exhibit “C”	Form of Maintenance Service Agreement

Exhibit “D”	Form of Addendum A.

Exhibit “E”	Individual Nonsolicitation/Noncompete Agreement

Exhibit “F”	Form of UCC-1 Financing Statement

Exhibit “G”	Lifetime Service Plan Terms

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FORM OF SCHEDULE “A”

LIST OF CONTRACTS

[…***…]

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FORM OF SCHEDULE “B”

VARIOUS TERMS AND CONDITIONS OF AGREEMENT

[…***…]

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EXHIBIT “A”

FORM OF ALARM MONITORING AGREEMENT

[…***…]

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EXHIBIT “B”

FORM OF BILL OF SALE

[…***…]

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EXHIBIT “C”

FORM OF MAINTENANCE SERVICE AGREEMENT

[…***…]

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EXHIBIT “D”

FORM OF ADDENDUM

[…***…]

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EXHIBIT “E”

INDIVIDUAL NONSOLICITATION / NONCOMPETE AGREEMENT

[…***…]

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EXHIBIT “F”

Form of UCC-1 Financing Statement

[…***…]

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EXHIBIT “G”

Lifetime Service Plan Terms

[…***…]

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Exhibit B

Fees, Rates, and Charges

Table A	Standard Unit Pricing.

Alarm.com shall charge, and Monitronics shall pay, each of the applicable fees set forth in Table A below.

[…***…]

*Activation Charges

Alarm.com will charge the originating ADC Dealer the activation charge in their first monthly service invoice. Monitronics shall be responsible for any re-activation fee charged pursuant to Section 4.3 of the Agreement; the charge for such reactivations shall be […***…] per unit.

Pricing to Monitronics is Strictly Confidential

Pursuant to section 8.6 of the Agreement, Alarm.com’s pricing to Monitronics is strictly confidential. Monitronics shall not quote Monitronics pricing to ADC Dealers or potential ADC Dealers, or any third party. For the avoidance of doubt, it is reasonable for Monitronics to provide ADC Dealers with information on the level at which Monitronics will fund a potential Acquired Customer account which includes the Alarm.com services. As an example that is solely hypothetical, it is acceptable for Monitronics to tell an ADC Dealer, “Monitronics will offer a […***…] multiple for an account that includes the Alarm.com Basic Interactive Services”. However, it would be unacceptable for Monitronics to hypothetically state, “Monitronics is charged […***…] for Alarm.com Basic Interactive and we net that out of the RM rate before applying an RM multiple to determine funding.”

[…***…]

Alarm.com Standard Dealer Pricing

Alarm.com’s Standard Dealer Pricing is attached to this Agreement as Exhibit C. Exhibit C provides full descriptions of all of Alarm.com’s standard service plans, standard activation fees and add-on services. This Exhibit B supersedes Exhibit C for the plans which are referenced with discounted Monitronics pricing above. Should Monitronics be Assigned an account that has an add-on service or other service plan not referenced in Exhibit B, then Monitronics shall be responsible for paying Alarm.com its standard rate as indicated in Exhibit C for such add-on services.

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Exhibit C	Alarm.com Dealer Price Schedule (Page 1 of 2) Effective January 1, 2007

Alarm.com Standard Dealer Pricing

Wireless Signal Forwarding Plans	Monthly Fee

Wireless Signal Forwarding (Backup Only)

Alarm.com Wireless Module serves as a back up to the phone line connection. If the phone line connection to the Central Station fails, alarms are transmitted via Alarm.com to the Central Station with full SIA/CID codes. Arming and disarming events are not reported.

[…***…]

Wireless Signal Forwarding (Primary or Redundant)

Alarm.com Wireless Module serves as the primary communication path for locations without a phone line connection, or a parallel path in addition to the phone line connection. All alarms are transmitted to the Central Station with full SIA/CID codes. Alarms and certain system trouble events can be reported via the Wireless Module. Arming and disarming events are not reported.

[…***…]

Residential Interactive Plans	Monthly Fee

Basic Interactive

Includes wireless signal forwarding (backup or primary). Through a user-friendly, dealer-branded website, customers can view current system arming state, troubles and alarms: remotely arm and disarm the control panel; program user access codes; view 60 days of system event history; and turn on e-mail and text-message notifications for arming, disarming, alarm and system events like power outages and website access. Customers can also log in and control their systems through a special website for PDA and Blackberry devices. Alarms, system trouble events and arming and disarming events are reported to Alarm.com and can be forwarded to the Central Station based on Dealer settings. Website and notifications are branded with dealer company name and logo.

[…***…]

Advanced Interactive

Includes wireless signal forwarding (backup or primary). In addition to the features of Basic Interactive (above), this plan also includes Alarm.com’s patented “Normal Activity Monitoring” and “Custom Threat Alerting” features on up to 5 door/window contacts and 2 motion sensors. (Additional sensors can be added; see add-ons below.) Designated sensors will report all activity, 24 hours a day, even when the system is not armed. Customers can subscribe to e-mail and text-message notifications to be alerted about “Normal Activity” to find out when expected events, like a front door opening or interior motion activation, occur. Normal Activity Monitoring helps customers track the comings and goings of household members, babysitters, domestic service providers and others who may enter the property. Customers can also define “Custom Threats” and be alerted when potential threats are detected in and around the property. Examples of Custom Threats include access to a medicine cabinet, liquor cabinet, gun cabinet or cleaning/chemical storage cabinet at an unexpected time. Custom Threat Alerting enables customers to protect their families from dangers that are more common than intrusion, such as accidental ingestion of medications and poisons by children, alcohol consumption by underage family members and access to firearms in the home. Unlimited Normal Activity Monitoring and Custom Threat Alerting events can be reported by the designated sensors; unlimited e-mail and text-message notifications based on customer settings.

[…***…]

Commercial Interactive Plans	Monthly Fee

Commercial Basic Interactive

Includes all the features of Residential Basic Interactive (above) plus Arming Supervision and Arming/Disarming Summary E-Mail reports. With Arming Supervision, Alarm.com can alert designated recipients through e-mail or text-message if the security system is not in the correct arming state at a specified time for each day of the week. For multiple partition systems, Arming Supervision schedules can be set up for each partition. Arming/Disarming Summary E-mail reports are sent to designated recipients daily and/or weekly and include a summary of all arming and disarming activity, including the name of the user whose user codes was entered (if known) to arm or disarm the system.

[…***…]

Commercial Advanced Interactive

Includes all the features of Residential Interactive (above) plus Arming Supervision, Arming/Disarming Summary E-Mail reports and Normal Activity Summary E-Mail reports. With Arming Supervision, Alarm.com can alert designated recipients through e-mail or text-message if the security system is not in the correct arming state at a specified time for each day of the week. For multiple partition systems, Arming Supervision schedules can be set up for each partition. Arming/Disarming Summary E-Mail reports are sent to designated recipients daily and/or weekly and specified and include a summary of all arming and disarming activity, including the name of the user whose user code was entered (if known) to arm or disarm the system. Normal Activity Summary E-Mail reports are sent to designated recipients daily and/or weekly and include a summary of all activity reported by Normal Activity door/window and motion sensors. In commercial applications, Normal Activity monitoring is ideal for tracking access to inventory rooms and storage areas, offices, safes and valuables cabinets, and other limited-access areas.

[…***…]

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Note: All Alarrn.com service plans are charged a one-time $24.99 Account Activation Fee.

Service Plan Add-Ons	Monthly Fee
Voice Notifications for Alarms. Automated phone notifications to designated recipients in the customer’s online Address Book when an alarm signal is reported. Up to three attempts can be made to each recipient. Can be used in addition to Central Station notifications or in applications where dispatch is not desired. (Interactive Plans Only)	[…***…]

Voice Notifications for Normal Activity & Custom Threat Alerting. Automated phone notifications to designated recipients in the customer’s online Address Book when a Normal Activity event or Custom Threat Alert is reported. One phone call per recipient. (Advanced Interactive Plans Only)	[…***…]

Additional Normal Activity/Custom Threat Alerting Sensors. Customers can have more comprehensive Normal Activity Monitoring and Custom Threat Alerting by monitoring additional sensors all the time, even when they’re not armed. Add door/window and/or motion sensors in buckets of 5. (Advanced Interactive Plans Only)	[…***…]

Light and Thermostat Automation. Customers can program, schedule and control X10 lights through the website. Simon customers with a compatible 2-way RF thermostat can monitor and control the temperature remotely. Temperature alerts can be sent if temperature thresholds are exceeded. (Interactive Plans Only)	[…***…]

Automated Arming Schedules. Customers can program their system through the website to automatically arm and disarm at specified times for each day of the week. Ideal for model homes, sales centers, trailers, and small businesses. For specific applications, Alarm.com has a modified version of this feature where the automated arming will only take place after a period of sensor inactivity, ensuring that the property is no longer occupied. When requesting Arming Schedules, specify which version is required. (Interactive Plans Only)	[…***…]

Enterprise Security Console. Commercial customers with more than 1 Alarm.com enabled system can log into a single web interface to view systems status and recent activity on all systems. (Commercial Interactive Plans Only)	Contact Us

Dealer Administrative & Remote Programming Tools
Dealer Website. User-friendly web portal for Alarm.com Dealers to create new accounts, support existing accounts, access marketing and training materials, check coverage, set up dealer notifications, manage central station forwarding settings, place equipment orders and more.	Free to Alarm.com Dealers

AirFX™ Remote Toolkit. Remotely download control panel settings through the Alarm.com Dealer Website, using Alarm.com’s patented 2-way wireless connection to the control panel. Most control panel settings can be managed: change sensor names and groups, entry and exit delays, beep/voice/chime features, delete sensors, and more. Reduce the need to roll a truck, no phone line required to download. Three (3) AirFX commands are included per active Alarm.com GSM unit in service each month. Additional commands are $0.70 each. The AirFX command allocation is shared across all active, paying units in service under the Dealer account. Example: 100 units in service can use a combined 300 AirFX commands each month. If the combined units use 301 AirFX commands in one month, there is a single charge of $0.70 for that month to the Dealer. (AirFX features available on GSM-Network modules only.)	3 AirFX commands included per unit per month; additional commands are $0.70 each

Alarm.com Wireless Gateway Modules	Price
Simon Version – GSM Network (Part Number 600-1048)	[…***…]

Concord Version – GSM Network (Part Number 600-1053)	[…***…]

Networx Version – Skytel Network (Part Number NX-592E-S)	[…***…]

Terms: All orders, and an Alarm.com Services provided under the Service Plans described In this pricing schedule or otherwise, require, and are subject to: (a) a signed Alarm.com Dealer Agreement and (b) an Alarm.com Subscription Agreement entered into by the end user.

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Alarm.com Terms

IMPORTANT – READ CAREFULLY: You have recently agreed to purchase residential or commercial security products and services from an independently owned and operated security services dealer (“Dealer”). Alarm.com Incorporated (“Alarm.com”) has authorized the Dealer to market and sell to you Alarm.com’s services (“Alarm.com Services”) for your use with certain hardware and other products (“Equipment”) that enable the Alarm.com Services. These Alarm.com Terms (Sections A1 through A10) are part of your legal agreement with the Dealer. These Alarm.com Terms appear on the front and back of this page and contain, among other things, important warranty disclaimers (in Section A3) and limitations of liability (in Section A5) applicable to your use of the Alarm.com Services and the Equipment. By signing your agreement with the Dealer, accessing the Alarm.com customer website or using any other part of the Alarm.com Services, you agree to be bound by these Alarm.com Terms. Although these Alarm.com Terms are part of your legal agreement with the Dealer, you acknowledge and agree that they may be enforced by Alarm.com directly.

A1. Pursuant to your agreement with the Dealer, you have agreed to purchase Alarm.com Services and/or Equipment from the Dealer. The Dealer is an independent contractor and not an agent of Alarm.com. You acknowledge and agree that (a) you have had the opportunity to read and review these Alarm.com Terms before entering into your agreement with the Dealer, (b) you accept the Alarm.com Terms and agree to be bound by them, and (c) if, for any reason, you don’t remain an Alarm.com subscriber or if the Alarm.com Services become unavailable at your location for any reason, you will have no right of refund, return or deinstallation with respect to any Alarm.com Services or any Equipment, except if and to the extent otherwise required by law. Alarm.com may modify these Alarm.com Terms from time to time as required to comply with applicable law.

A2. The Equipment contains proprietary software of Alarm.com that is embedded in the hardware. Alarm.com solely owns and retains all rights, including all intellectual property rights, in the embedded software and all other Alarm.com materials (together, “Alarm.com Materials”) and the Alarm.com Services. You agree that you will not (a) use, or cause or permit any other person or entity to use, any Alarm.com Materials or Alarm.com Services to design, build, market, or sell any similar or substitute product or service, or (b) cause, perform, or permit (i) the copying, decompilation, disassembly, or other reverse engineering of any Alarm.com Materials, (ii) the transferring or purported resale or sublicensing of any Alarm.com Materials, or (iii) the removal, delivery, or exportation of any Alarm.com Materials outside the United States or any other act in violation of any relevant export laws or regulations.

A3. THE SOLE WARRANTY PROVIDED BY ALARM.COM WITH RESPECT TO THE ALARM.COM SERVICES, ALARM.COM MATERIALS AND EQUIPMENT IS A LIMITED WARRANTY TO USE COMMERCIALLY REASONABLE EFFORTS TO CORRECT OR BYPASS A MATERIAL DEFECT IN THE ALARM.COM SERVICES, IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THESE ALARM.COM TERMS (“LIMITED WARRANTY”). THE LIMITED WARRANTY IS NOT

EXTENDED TO YOU UNLESS YOU HAVE ACCEPTED THESE ALARM.COM TERMS AND REMAIN BOUND BY THESE TERMS AND CONDITIONS. THE LIMITED WARRANTY IS FOR YOUR BENEFIT ONLY AND MAY NOT BE ENFORCED BY ANY OTHER PERSON OR ENTITY. EXCEPT FOR THE LIMITED WARRANTY WITH RESPECT TO ALARM.COM SERVICES, ALL ALARM.COM SERVICES, ALL EQUIPMENT AND ALL ALARM.COM MATERIALS THAT ARE OR MAY BE PROVIDED BY ALARM.COM ARE PROVIDED “AS IS,” WITH ALL FAULTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALARM.COM DISCLAIMS (A) ALL EXPRESS WARRANTIES TO YOU, OTHER THAN THE LIMITED WARRANTY, (B) ALL IMPLIED WARRANTIES TO YOU OF ANY KIND, AND (C) ALL WARRANTIES TO OR FOR THE BENEFIT OF ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS OR IMPLIED. THE IMPLIED WARRANTIES DISCLAIMED HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY LAW, INCLUDE ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SYSTEMS INTEGRATION, QUIET ENJOYMENT, OR NON-INFRINGEMENT. EXCEPT FOR THE LIMITED WARRANTY, THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT OF ALL ALARM.COM SERVICES, ALL EQUIPMENT AND ALL ALARM.COM MATERIALS SHALL BE WITH YOU. ALARM.COM SHALL HAVE NO RESPONSIBILITY FOR EQUIPMENT WHICH IS MANUFACTURED BY THIRD PARTIES.

A4. The prices we charge for the Alarm.com Services and Equipment reflect the value of the goods and services Alarm.com provides and not the value of your premises or its contents or any losses associated with personal injury or death. You understand and agree that Alarm.com is not an insurer of your property or the personal safety of persons in or around your premises. If you feel that you need insurance, you should obtain it from a third party. You understand and agree that (a)

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IMPORTANT: SEE THE BACK OF THIS PAGE FOR ADDITIONAL TERMS AND CONDITIONS

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the Alarrn.com Services and Equipment may not detect or prevent an unauthorized intrusion onto the premises or other emergency condition such as fire, smoke, carbon monoxide, medical emergencies or water damage; (b) it is difficult to determine in advance the value of the property that might be lost, stolen, damaged or destroyed if the Alarm.com Services or Equipment fail to operate properly; (c) it is difficult to determine what portion, if any, of any property loss, personal injury or death would be proximately caused by Alarm.com’s: (i) breach of these Alarm.com Terms, (ii) failure to perform, (iii) negligence (including gross negligence), or (iv) any failure of the Alarm.com Services or Equipment.

A5. YOU AGREE THAT ALARM.COM’S LIABILITY TO YOU FOR ALL HARM, DAMAGES, INJURY OR LOSS SHALL BE LIMITED TO THE GREATER OF ONE THOUSAND DOLLARS ($1,000.00) OR THE ANNUAL AMOUNT THAT ALARM.COM RECEIVES FOR YOUR USE OF THE ALARM.COM SERVICES, AND THIS SHALL BE YOUR ONLY REMEDY REGARDLESS OF WHAT LEGAL THEORY IS USED TO DETERMINE THAT ALARM.COM WAS LIABLE FOR THE HARM, DAMAGES, INJURY OR LOSS. YOU FURTHER AGREE THAT THE LIMITATION OF LIABILITY IN THIS SECTION A5 SHALL APPLY (A) EVEN IF IT IS DETERMINED THAT ALARM.COM CAUSED THE HARM, DAMAGES, INJURY OR LOSS TO YOU OR SOMEONE IN OR AROUND YOUR PREMISES (INCLUDING EMPLOYEES AND INVITEES) AND (B) TO ALL HARM, DAMAGES, INJURY OR LOSS INCURRED INCLUDING ACTUAL, DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, PROPERTY DAMAGE AND LOSSES DUE TO BUSINESS INTERRUPTION, LOSS OF PROFITS, PERSONAL INJURY OR DEATH. YOU MAY OBTAIN FROM ALARM.COM A HIGHER LIMITATION OF LIABILITY BY PAYING AN ADDITIONAL FEE TO ALARM.COM. IF YOU ELECT THIS OPTION, A RIDER WILL BE ATTACHED TO THESE ALARM.COM TERMS WHICH WILL SET FORTH THE AMOUNT OF THE HIGHER LIMITATION OF LIABILITY AND THE AMOUNT OF THE FEE. AGREEING TO THE HIGHER LIMITATION OF LIABILITY DOES NOT MEAN THAT ALARM.COM IS AN INSURER. YOU WAIVE ALL SUBROGATION AND OTHER RIGHTS OF RECOVERY AGAINST US THAT ANY INSURER OR OTHER PERSON MAY HAVE AS A RESULT OF PAYING ANY CLAIM FOR HARM, DAMAGES, INJURY OR LOSS TO YOU OR ANY OTHER PERSON OR ENTITY.

A6. If any of your employees, guests, relatives, invitees, or insurers, or any other person or entity connected to you, or any person or entity who seeks to assert rights they claim are derived from your relationship with Alarm.com, attempts to hold Alarm.com responsible for any harm, damages, injury or loss (including property damage, personal injury or death) connected with or resulting from (a) a failure of the Alarm.com Services or Equipment, (b) Alarm.com’s negligence (including gross negligence), (c) any other improper or careless activity of

Alarm.com, or (d) a claim for indemnification or contribution, you will repay to Alarm.com (i) any amount which Alarm.com is required to pay or which Alarm.com reasonably agrees to pay in settlement of the claim, and (ii) the amount of Alarm.com’s reasonable attorney’s fees and any other losses and costs that Alarm.com may incur in connection with the harm, damages, injury or loss.

A7. You understand and agree that these Alarm.com Terms, and particularly Sections A5 and A6, shall (a) apply to and protect the employees, officers, shareholders, parent companies, directors, agents, licensors, representatives and affiliates of Alarm.com, and (b) be binding on your heirs, administrators, custodians, trustees, agents and successors.

A8. TO THE EXTENT PERMITTED BY LAW, YOU AGREE THAT NO LAWSUIT OR ANY OTHER LEGAL PROCEEDING CONNECTED WITH THE ALARM.COM SERVICES OR EQUIPMENT SHALL BE BROUGHT OR FILED BY YOU MORE THAN ONE (I) YEAR AFTER THE INCIDENT GIVING RISE TO THE CLAIM OCCURRED. IN ADDITION, ANY SUCH LEGAL PROCEEDING SHALL NOT BE HEARD BEFORE A JURY. EACH PARTY GIVES UP ANY RIGHT TO A JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, YOU AGREE THAT YOU WILL NOT BRING ANY CLASS ACTION LAWSUIT AGAINST ALARM.COM OR BE A REPRESENTATIVE PLAINTIFF OR PLAINTIFF CLASS MEMBER IN ANY SUCH LAWSUIT.

A9. These Alarm.com Terms shall be governed by the law of the State of California, without giving effect to its rules of conflict of laws. If you are a resident or business located in the State of California, the following applies to you: If either you or Alarm.com commences a law suit for a dispute arising under or related to these Alarm.com Terms or in any way relating to the Alarm.com Services, such suit shall be submitted to general judicial reference in Los Angeles, California pursuant to California Code of Civil Procedure section 638 et seq. and 641 through 645.1 or any successor statutes thereto.

A10. If any provision of these Alarm.com terms or the application of any such provision to any person, entity or circumstance shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of these Alarm.com Terms. The parties intend that all disclaimers of warranties, limitations of liability, and exclusions of damages in these Alarm.com Terms shall be upheld and applied to the maximum extent permitted by law. Alarm.com is an intended third-party beneficiary of these Alarm.com Terms and shall have the right to enforce and/or otherwise invoke any and all provisions set forth in any of these Alarm.com Terms directly. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

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© 2007 Alarm.com Incorporated

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AMENDMENT NO. 1

TO THE

ALARM.COM DEALER PROGRAM AGREEMENT

This Amendment No. 1 (this “Amendment No. 1”) dated as of this      15th     day of January, 2008 (the “Amendment Effective Date”), to the Alarm.com Dealer Program Agreement dated October 22, 2007 (“Dealer Program Agreement”), is made by and between ALARM.COM INCORPORATED (“Alarm.com”), a Delaware corporation with its principal place of business at 1861 International Drive, McLean, Virginia 22102, and MONITRONICS FUNDING LP (“Monitronics”), a Delaware limited partnership with its principal place of business at 2350 Valley View, Suite 100, Dallas, Texas 75234-5736, (“Monitronics” which definition shall include its permitted assignees).

RECITALS:

WHEREAS, Alarm.com and Monitronics have agreed to amend certain provisions of the Dealer Program Agreement in order to (i) extend the term of the Dealer Program Agreement, and (ii) extend the period in which Alarm.com is required to perform Transition Services (as defined in the Dealer Program Agreement), in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, Alarm.com and Monitronics hereby agree to amend the Dealer Program Agreement as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Dealer Program Agreement.

2. Amendment to Section 5.1 (Term). Section 5.1 of the Dealer Program Agreement is hereby amended by deleting the phrase “an initial term of one (1) year” and substituting the phrase “an initial term of two (2) years.”

3. Amendments to Section 5.6 (Transition Services). Section 5.6(a) of the Dealer Program Agreement is hereby amended and restated to read in its entirety as follows:

“Upon expiration of this Agreement or termination of this Agreement for any reason (other than termination by Alarm.com pursuant to Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), or 5.3(e) of this Agreement), Alarm.com shall continue to provide the Alarm.com Services to all Activated Acquired Customers (“Transition Services”) for a transition period of […***…] (or, if the conditions set forth in Section 9.9 have been satisfied, for the longer period set forth in Section 9.9) following the date of expiration or termination of this Agreement; provided, that (i) Monitronics continues to pay the fees, rates and charges applicable to such

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Alarm.com Services during the transition period, and (ii) Monitronics continues to abide by the terms and conditions of this Agreement.”

4. Amendments to Section 9 […***…]. Section 9 of the Dealer Program Agreement is hereby amended and supplemented by the addition of a new Section 9.9 that reads in its entirety as follows:

[…***…]

(a) In the event of a […***…], then Alarm.com’s obligation to provide Transition Service shall be automatically extended from […***…] to […***…].

[…***…]

5. Construction, Amendment and Waiver. From and after the Amendment Effective Date, all references in the Dealer Program Agreement to “this Agreement,” “hereof,” “herein,” and similar words or phrases shall mean and refer to the Dealer Program Agreement as amended, including this Amendment No. 1. This Amendment No. 1 shall not be modified, supplemented, amended, or terminated in any manner whatsoever, except by a written instrument signed by the party against which such modification, supplement, amendment, or termination is sought to be enforced. In the event of a conflict between the terms of this Amendment No. 1 and the Dealer Program Agreement, this Amendment No. 1 shall govern.

6. Effect of the Amendment. Except as expressly modified by this Amendment No. 1, all other terms and conditions of the Dealer Program Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, each of Alarm.com and Monitronics has caused this Amendment No. 1 to be executed by its respective duly authorized officer as of the date first above written.

ALARM.COM INCORPORATED		MONITRONICS FUNDING LP,

BY: MONITRONICS INTERNATIONAL, INC., ITS ATTORNEY-IN-FACT

By:	/s/ Stephen S. Trundle	By:	/s/ Mitch Clarke

Name:	Stephen S. Trundle	Name:	Mitch Clarke

Title:	President and CEO, Alarm.com	Title:	VP Marketing

Date:	2/11/2008	Date:	1-15-08

Address:	1861 International Drive	Address:	2350 Valley View Lane, Ste. 100
	McLean, VA 22012		Dallas, Texas 75234

Fax Number: 703-940-8990		Fax Number:

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© 2007 Alarm.com Incorporated

SECOND AMENDMENT TO

THE ALARM.COM DEALER PROGRAM AGREEMENT

BETWEEN ALARM.COM INCORPORATED

AND MONITRONICS INTERNATIONAL, INC.

THIS SECOND AMENDMENT (the “Amendment”), dated as of this 25th day of February, 2013 (“Amendment Effective Date”), by and between Alarm.com Incorporated, a company with its principal place of business at 8150 Leesburg Pike, Suite 1400, Vienna, VA 22182 (“Alarm.com”), and Monitronics International, Inc., a Delaware company with its principal place of business at 2350 Valley View, Suite 100, Dallas, TX 75234 (“Monitronics”), hereby amends the October 22, 2007 Alarm.com Agreement (“Agreement”), as amended, by and between Monitronics and Alarm.com. In the event of a conflict between any provisions of the Agreement, as amended, and this Amendment, the provisions of this Amendment shall prevail. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

WHEREAS, Alarm.com and Monitronics are parties to the Agreement, as amended by way of Amendment No. 1 dated January 15, 2008;

WHEREAS, Alarm.com and Monitronics desire to amend and supplement certain provisions of the Agreement, as amended. on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, Alarm.com and Monitronics agree as follows:

1. AMENDMENTS RELATING TO THE ALARM.COM SERVICES

1.1 Pricing Effective Date. All price adjustments reflected in this Amendment shall be effective March 1, 2013 for new accounts created on or after March 1, 2013. For the avoidance of doubt, for all accounts created prior to March 1, 2013, whether owned by Monitronics as of the Amendment Effective Date or subsequently purchased by Monitronics from a third party, Monitronics’ existing pricing shall remain in effect, except as allowed by section 1.3.

1.2 […***…]

1.3 2g Transition Rate Reduction. Alarm.com and Monitronics recognize that it is in both parties’ interest to begin transitioning accounts utilizing a 2g radio to a 3g radio. Alarm.com further recognizes that such transition requires substantial investment by both parties and that they may wish to spread such investment over some period of time. Beginning July 1, 2013 and continuing until July 1, 2016, Alarm.com shall invest in this objective by reducing the rates charged to Monitronics on all 2g accounts existing as of March 1, 2013 by […***…], according to when the customer was originally created. For the avoidance of doubt, this 2g Transition Rate Reduction only affects those service plans outlined in Schedule B, and does not affect any other add-ons or service plans. By way of example, if a Monitronics customer created in 2010 utilizing a 2g radio was being billed […***…] to Monitronics every month for

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Wireless Signal Forwarding, then on July 1, 2013 such rate would be reduced to […***…] per month, on July 1, 2014 to […***…] per month, on July 1, 2015 to […***…] per month, and on July 1, 2016 to […***…] per month. The 2g Transition Rate Reduction will occur as outlined in this section 1.3 so long as the rate being billed to Monitronics by Alarm.com for such customer exceeds […***…]. Also for the avoidance of doubt, accounts created prior to March 1, 2013 and subsequently purchased by Monitronics enter the 2g Transition Rate Reduction pricing schedule at […***…].

1.4 Pricing Changes. Notwithstanding any other provision of this Amendment to the contrary, Alarm.com shall have the right to change the pricing on any item of the Alarm.com Services to Monitronics if during any month Monitronics’ volume of accounts created on or After March 1, 2013 […***…].

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1.5 Those terms which are not amended and set forth in this Second Amendment are hereby still in full force and effect pursuant to the Agreement, as amended.

2. GENERAL TERMS

2.1 Confidentiality. For the avoidance of doubt, this Amendment forms part of the Agreement and therefore the provision of Section 8.6 of the Agreement shall apply to any disclosure of the existence or terms of this Amendment, including the pricing contemplated hereby.

2.2 Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Alarm.com and Monitronics and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, as amended, all of which are ratified or affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle either Alarm.com or Monitronics to consent to, or constitute a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, as amended, in similar or different circumstances. After the Amendment Effective Date, any reference to the Agreement shall mean the Agreement as amended hereby.

2.3 Entire Agreement. This Amendment, together with the Agreement, as amended, contains the entire agreement and understanding between the parties concerning its subject matter. This Amendment supersedes all prior proposals, representations, agreements, and understandings, written or oral, concerning its subject matter. No amendment to this Amendment shall be effective unless it is in writing and signed by the parties.

2.4 Assent to this Amendment. Monitronics signifies its assent to this Amendment by signing the Amendment in the indicated signature block and faxing or otherwise providing it to Alarm.com. Alarm.com signifies its assent to this Amendment by signing this Amendment and returning it to Monitronics. Alarm.com, at its option, may sign a counterpart of this Agreement other than the counterpart assented to by Monitronics. The parties intend that facsimile signatures shall have the same binding effect as originals. The individual signing on behalf of Monitronics represents and warrants that he or she is a representative of Monitronics duly authorized by to signify assent to this Agreement.

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© 2007 Alarm.com Incorporated

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IN WITNESS WHEREOF, this Second Amendment to the Alarm.com Dealer Program Agreement, as amended, has been executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

ALARM.COM INCORPORATED	MONITRONICS INTERNATIONAL, INC.

By: /s/ Daniel Ramos	By: /s/ David Verant

Name: Daniel Ramos	Name: David Verant

Title: SVP	Title: VP—Finance

Date: : 4/1/13	Date: : 4/1/13

© 2007 Alarm.com Incorporated

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Schedule A

[…***…]

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Schedule B

Alarm.com Service rates for Monitronics accounts activated prior to January 01, 2009

[…***…]

Alarm.com Service rates for Monitronics accounts activated from January 01, 2009 to June 1, 2011:

[…***…]

Alarm.com Service rates for Monitronics accounts activated from June 1, 2011 to February 12, 2013:

[…***…]

© 2007 Alarm.com Incorporated

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